Exhibit 99.1

MASSBANK CORP. Reading, MA	April 18, 2006

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS 7.9% INCREASE IN EARNINGS PER SHARE

FOR THE FIRST QUARTER 2006

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $1,810,000 or $0.41 in diluted earnings per share for the first quarter 2006, compared with net income of $1,694,000 or $0.38 in diluted earnings per share in the first quarter of 2005. Basic earnings per share in the recent quarter were $0.42 per share compared to $0.39 per share in the first quarter of last year. This is the Company’s fourth consecutive quarter of year-over-year earnings per share increases.

Income Statement

Net interest income, the Company’s core earnings, totaled $5,441,000 for the recent quarter, up $137,000 or 2.6% from the same quarter in 2005. This is the sixth consecutive quarter that the Company has reported a year-over-year improvement in net interest income. The net interest margin in the recent quarter improved 25 basis points to 2.53% from 2.28% in the first quarter of 2005. This is an increase of 11.0% over the same quarter last year. The Company continues to benefit from rising short-term interest rates. The Federal Reserve Bank Board’s Federal Open Market Committee (FOMC) has raised the target rate for Federal Funds by 25 basis points eight times since the end of March 2005, increasing the rate from 2.75% to 4.75%. The existence of a flat yield curve environment (an environment where interest rates offered on assets with longer maturities differ little from rates offered on assets with shorter maturities) however, is making it increasingly difficult to improve the net interest margin.

Return on average assets and return on average equity for the first quarter 2006 were 0.82% and 6.91%, respectively, up from 0.71% and 6.21% for the comparable quarter in 2005.

Balance Sheet

The Company’s total assets decreased $81.0 million to $890.5 million at March 31, 2006 from $971.5 million at March 31, 2005. Deposits decreased $62.3 million or 7.4% year-over-year from $837.6 million at March 31, 2005 to $775.2 million at March 31, 2006 due to increased competition for deposits. Stockholders’ equity was $104.1 million at March 31, 2006, representing a book value of $24.03 per share. This compares to $107.7 million at March 31, 2005 representing a book value of $24.43 per share.

April 18, 2006

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The Company’s non-accrual loans are near historical lows totaling $130,000 at March 31, 2006 representing 0.06% of total loans. This compares to $128,000 representing 0.06% of total loans at March 31, 2005. At March 31, 2006, the Bank’s allowance for loan losses totaled $1.247 million representing 0.56% of total loans compared to $1.253 million representing 0.54% of total loans at March 31, 2005. In addition, the Bank’s allowance for loan losses on off-balance sheet credit exposures totaled $517,000 at March 31, 2006 compared to $605,000 a year earlier. This is intended to protect the bank against loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.27 per share. This, the Company’s seventy-ninth consecutive dividend, will be payable on May 19, 2006 to stockholders of record at the close of business on May 4, 2006.

Stock Repurchase Program

During the three months ended March 31, 2006, the Company continued the repurchase of its common stock by acquiring 12,500 shares in the open market. As of March 31, 2006 there were 110,217 shares available for repurchase in the current program.

Annual Meeting of Stockholders

At the Annual Meeting of Stockholders of MASSBANK Corp. held today, stockholders voted affirmatively to elect Allan S. Bufferd, Kathleen M. Camilli, Stephen W. Carr and Nancy L. Pettinelli to serve as Directors of the Company until the 2009 Annual Meeting of Stockholders.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in other employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

April 18, 2006

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MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share date)

	Three Months Ended March 31,
	2006	2005
For the Period Ended
Total interest and dividend income	$9,801	$8,765
Total interest expense	4,360	3,461

Net interest income	5,441	5,304
Provision (credit) for loan losses	—	(53)

Net interest income after provision (credit) for loan losses	5,441	5,357
Gains (losses) on securities, net	251	(56)
Other non-interest income	347	253
Non-interest expense	3,294	3,031
Income tax expense	935	829

Net income	$1,810	$1,694

Weighted Average Common Shares Outstanding
Basic	4,339,812	4,399,798
Diluted	4,376,936	4,469,753

Per Common Share
Earnings:
Basic	$0.42	$0.39
Diluted	0.41	0.38
Cash dividends paid	0.27	0.26
Book value (period end)	24.03	24.43

Ratios (1)
Return on average assets	0.82%	0.71%
Return on average equity	6.91	6.21
Net interest margin	2.53	2.28
Total equity to assets (period end)	11.69	11.08

	At March 31,
	2006	2005
At Period End
Assets	$890,509	$971,475
Deposits	775,232	837,581
Total loans	222,260	230,301
Stockholders’ equity	$104,121	$107,678
Common shares outstanding	4,333,629	4,407,292

Asset Quality
Non-accrual loans	$130	$128
Real estate acquired through foreclosure	—	—

Total non-performing assets	$130	$128
Allowance for loan losses	$1,247	$1,253

Non-accrual loans to total loans	0.06%	0.06%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

April 18, 2006

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At March 31, 2006	At March 31, 2005
Assets:
Cash and due from banks	$9,623	$9,748
Interest-bearing deposits in banks	644	2,066
Federal funds sold	167,394	198,926
Debt securities available for sale:
Mortgage-backed securities	134,928	128,132
Other securities	307,755	310,412
Equity securities available for sale	7,688	7,646
Mortgage-backed securities held-to-maturity	5,910	4,859
Trading securities	8,833	41,317
Loans:
Mortgage loans	212,623	220,352
Other loans	9,637	9,949

Total loans	222,260	230,301
Allowance for loan losses	(1,247)	(1,253)

Net loans	221,013	229,048
Premises and equipment	6,938	6,332
Accrued interest receivable	4,663	4,056
Goodwill	1,090	1,090
Deferred income tax asset, net	4,228	2,436
Other assets	9,802	25,407

Total assets	$890,509	$971,475

Liabilities and Stockholders’ Equity
Deposits:
Demand and NOW	$84,188	$85,267
Savings	414,408	534,068
Time certificates of deposit	276,636	218,246

Total deposits	775,232	837,581
Escrow deposits of borrowers	1,031	988
Accrued income taxes, net	637	120
Allowance for loan losses on off-balance sheet credit exposures	517	605
Other liabilities	8,971	24,503

Total liabilities	786,388	863,797
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1,00 per share; 10,000,000 shares authorized, 7,829,292 and 7,773,055 shares issued, respectively	7,829	7,773
Additional paid-in capital	57,397	56,175
Retained earnings	105,380	102,555

	170,606	166,503
Treasury stock at cost 3,495,663 and 3,365,763 shares, respectively	(61,692)	(57,206)
Accumulated other comprehensive loss:
Net unrealized losses on securities available for sale, net of tax effect	(4,793)	(1,619)
Shares held in rabbi trust at cost 15,644 and 14,744 shares ,respectively	(351)	(321)
Deferred compensation obligation	351	321

Total stockholders’ equity	104,121	107,678

Total liabilities and stockholders’ equity	$890,509	$971,475

April 18, 2006

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	At March 31, 2006	At March 31, 2005
Interest and dividend income:
Mortgage loans	$2,890	$3,112
Other loans	180	162
Securities available for sale:
Mortgage-backed securities	1,798	1,718
Other securities	2,844	2,315
Mortgage -backed securities held-to-maturity	79	62
Trading securities	82	248
Federal funds sold	1,922	1,130
Other investments	6	18

Total interest and dividend income	9,801	8,765

Interest expense:
Deposits	4,360	3,461

Total interest expense	4,360	3,461

Net interest income	5,441	5,304
Provision (credit) for loan losses	—	(53)

Net interest income after provision (credit) for loan losses	5,441	5,357

Non-interest income:
Deposit account service fees	90	100
Gains on securities available for sale, net	238	58
Gains (losses) on trading securities, net	13	(114)
Deferred compensation plan income (loss)	71	(12)
Other	186	165

Total non-interest income	598	197

Non-interest expense:
Salaries and employee benefits	1,868	1,772
Deferred compensation plan expense	92	3
Occupancy and equipment	602	599
Data processing	143	141
Professional services	168	130
Advertising and marketing	37	20
Deposit insurance	34	38
Other	350	328

Total non-interest expense	3,294	3,031

Income before income taxes	2,745	2,523
Income tax expense	935	829

Net income	$1,810	$1,694

Weighted average common shares outstanding:
Basic	4,339,812	4,399,798
Diluted	4,376,936	4,469,753
Earnings per share (in dollars):
Basic	$0.42	$0.39
Diluted	0.41	0.38